UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	001-35033 (Commission File Number)	32-0330122 (I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFED	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Oconee Federal Financial Corp. (the “Company”) and Oconee Federal Savings and Loan Association (“Oconee Federal”) anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to: increased economic pressures; increased competition, interest rate or legislative or regulatory changes; that completion of the transaction could take longer than expected; that prior to the completion of the transaction or thereafter, the respective businesses of Oconee Federal and Mutual Savings Bank (“Mutual”) may not perform as expected; that required regulatory, member or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the value of the shares to be issued in connection may be different from that currently expected; reputational risks and the reaction of the companies’ customers to the transaction; and diversion of management time on merger-related issues. Neither the Company nor Oconee Federal assumes any duty and does not undertake to update forward-looking statements.

Item 8.01.	Other Events.

On July 19, 2023, the Company, Oconee Federal and Oconee Federal, MHC (the “MHC), the mutual holding company parent for the Company, entered into a merger agreement with Mutual, a federally-chartered mutual savings bank, pursuant to which Mutual will merge with and into Oconee Federal with Oconee Federal as the surviving entity.

As part of the transaction, the Company will issue shares of its common stock to the MHC in an amount equal to the fair value of Mutual as determined by a third-party appraisal. These shares are expected to be issued concurrent with the completion of the merger. As of July 7, 2023, the total value of the shares to be issued was determined to be $3.5 million. Such value is subject to change and may not be the final value as determined prior to the completion of the merger.

The transaction is expected to close in the fourth quarter of 2023 or the first quarter of 2024. The transaction is subject to certain conditions, including the approval by Mutual’s depositors and customary regulatory approvals.

A copy of the press release announcing the execution of the merger agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated July 20, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.
Date: July 20, 2023	By:	/s/ John Hobbs
John Hobbs
Chief Financial Officer